SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of report: December 30, 2005
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item1.02	Termination of a Material Definitive Agreement.

Effective December 30, 2005, the holders of our unsecured promissory notes in the aggregate principal amount of $4.6 million agreed to cancel such notes and convert the outstanding principal and interest into an aggregate of 2,934,991 shares of our common stock. The notes were originally issued to shareholders of our company pursuant to a Letter Agreement dated November 4, 2005, as previously reported in our Current Report on Form 8-K dated November 4, 2005 (as filed with the Securities and Exchange Commission on November 4, 2005).

SECTION 3 - SECURITIES AND TRADING MARKETS

Item3.02	Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.02 above, on December 30, 2005, we issued an aggregate of 2,934,991 shares of our common stock to ten individual shareholders of our company. The number of shares issued was based upon a price of $1.60 per share. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), on the basis that their issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such sale and each of the recipients of the shares represented to us that he, she or it was an "accredited investor," as defined in the Act.

On December 30, 2005, we issued 50,000 shares of our common stock in connection with the settlement of a legal proceeding. The number of shares issued was based upon a price of $1.00 per share. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act on the basis that their issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such sale and the recipient of the shares represented to us that it was an "accredited investor," as defined in the Act.

On December 30, 2005, we issued 10,000 shares of our common stock to the holder of a $10,000 principal amount convertible note upon the conversion of the entire outstanding amount due under such note. The conversion price was $1.00 per share. Such shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Act.

On January 10, 2006, we issued an aggregate of 2,127,275 shares of our common stock to six officers of our company in exchange for their willingness to cancel $2,127,275 aggregate indebtedness, including accrued but unpaid cash compensation of $200,000. The number of shares issued was based upon a price of $1.00 per share. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Act on the basis that their issuance did not involve a public offering, no underwriting fees or sales commissions were paid by us in connection with such sale and each of the recipients of the shares represented to us that he was an "accredited investor," as defined in the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: January 12, 2006	By:	/s/ David V. Lott
David V. Lott
Chief Executive Officer